Lattice to Acquire Silicon Image Global Leadership in Connectivity Solutions January 2015 Exhibit 99.1

Safe Harbor Notice

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities.  No tender offer for the shares of Silicon Image, Inc. has commenced at this time.  In connection with the proposed transaction, Lattice Semiconductor may file tender offer documents with the U.S. Securities and Exchange Commission (“SEC”).  Any definitive tender offer documents will be mailed to shareholders of Silicon Image, Inc.  INVESTORS AND SECURITY HOLDERS OF SILICON IMAGE, INC. ARE URGED
TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME
AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Lattice Semiconductor through the Web site maintained by the SEC at http://www.sec.gov or through Secretary,
Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.
The following presentation contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Words or phrases such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “plans,” “predicts,”
“projects,” “may,” “will,” “should,” “continue,” “ongoing,” “future,” “potential” and similar words or phrases identify forward-looking statements. The forward-looking statements in this document address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. Forward-looking statements involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the forward-looking statements: the risk that the transaction will not close when expected or at all; the risk that the operations of the two companies will not be integrated successfully;
the failure to achieve the anticipated benefits and synergies of the transaction; the risk that Lattice or Silicon Image’s business will be adversely impacted during the pendency of the transaction; costs associated with the transaction; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of the control of
Lattice and Silicon Image. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Lattice and
Silicon Image’s overall business, including those more fully described in Lattice’s filings with the SEC including its annual report on
Form 10-K for the fiscal year ended December 28, 2013, and Lattice’s quarterly reports filed on Form 10-Q for the 2014 fiscal year, and those more fully described in Silicon Image’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended
December 31, 2013, and its quarterly reports filed on Form 10-Q for the 2014 fiscal year.
You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. We do not plan to, and undertake no obligation to, update any forward-looking statements to reflect events or circumstances that occur after the date on which such statements are made or to reflect the occurrence of unanticipated events.

LATTICE SEMICONDUCTOR

Silicon Image™

LATTICE SEMICONDUCTOR

Today’s Announcement

Lattice signs definitive agreement to acquire Silicon Image
All-cash offer price for Silicon Image of $7.30 per share, representing an enterprise value of approximately $450 million
Combined company will be a leader in low  power connectivity solutions for consumer, industrial and communications applications
Increased scale and enhanced growth opportunities
Identified synergies of at least $32 million achievable within first year after closing
Expected to be immediately accretive on a non-GAAP basis

Transaction Overview

(1) Balance sheet as of 9/30/14.
Approximately $450 million enterprise value, net of Silicon Image cash acquired
(1)
Terms
$7.30 per share all-cash to acquire 100% of Silicon Image
Consideration
Approximately $600 million equity value
Financing
Lattice and Silicon Image cash and cash equivalents
Committed financing in place for planned $350M term loan issuance
Transaction
Mechanics
Tender offer within 10 business days and expected to remain open for at least 20 business days
Conditions
Subject to successful tender offer, customary closing conditions and regulatory approvals
Anticipated Close
Expected to close by end of March 2015
Financial Impact
Expected to be immediately accretive to non-GAAP EPS
Pro forma net leverage of approximately 1.5x

LATTICE SEMICONDUCTOR

LATTICE
LATTICE
iCE40
ULTRA

Silicon Image

CMOS Image Sensor
HiSPi
subLVDS
Bridge
DPHY
CSI-2
Application Processor
Processor
LVDS
RGB
DSI Tx Bridge
DSI
DSI Displays

HDMI
HIGH-DEFINITION MULTIMEDIA INTERFACE
MHL
super MHL
WirelessHD
Snap TECHNOLOGY
WiGig

LATTICE SEMICONDUCTOR

Combination Creates a Global Leader in
Low Power Connectivity Solutions

Note: Financials reflect non-GAAP LTM figures as of 9/30/14.
Synergistic Capabilities
Programmable connectivity solutions
FPGAs enable design flexibility and fast time to market
Delivering solutions targeting high-growth consumer
market
LTM revenue of $372M with gross margin of 56.3%
Wired and wireless ASSP connectivity solutions
Recognized leader in driving high-performance
connectivity standards
600+ worldwide patents; meaningful IP licensing model
LTM revenue of $253M with gross margin of 60.9%
FPGAs for Programmable Connectivity
“Fast & Flexible”
ASSPs for Optimized Connectivity
“Mainstream Applications”
Camera / Display
Smartphones / Tablets

LATTICE SEMICONDUCTOR

+

Silicon Image

LATTICE SEMICONDUCTOR

Strategic Rationale

Increased strategic relevance for customers
Strong combined IP and product portfolio
Market expansion opportunities
Higher lifetime revenues
Diversified markets and customer base
Economies of scale with meaningful synergies
A Global Leader in
Connectivity Solutions
Attractive financial profile and immediately accretive to non-GAAP earnings

COST REDUCTION
INNOVATION
LATTICE SEMICONDUCTOR
+
Silicon Image

LATTICE SEMICONDUCTOR

Increased Strategic Relevance For Customers

1
2
3
4
5
Early
Collaboration on
Strategic IP
Develop IP
Ecosystem
Rapid Time-to-Market
with FPGA
Cost-
Reduction
with ASSP
Single Vendor
for Full
Lifecycle

HDMI

HDMI
HIGH DEFINITION MULTIMEDIA INTERFACE

HDCP

MHL

super MHL

WiGig

WirelessHD

Snap TECHNOLOGY

LATTICE SEMICONDUCTOR

Strong Combined IP and Product Portfolio
IP Ecosystem Development Wired Connectivity Wireless Connectivity Programmability
Compelling Technology Enabling Innovative Products
Industrial Video Camera
SFF Pluggable Transceiver
Mobile/IoT Display
HD, 4K and 8K DTV’s
Smartphones
A/V Receivers
Connectorless Devices
(HDMI / USB3 / DisplayPort)
Tri-band  Mobility
(WiGig / 802.11ad)
UltraBook / Docking
(WiGig / 802.11ad)

What we learn here...
... can be applied here
What we learn here...
...applies here
What we learn here...
...applies here

Market Expansion Opportunities

Low-power, small-footprint, low-cost products add value everywhere
Consumer
Camera & Display I/F
Wireless
LAN, HD Video
HDMI / MHL
Industrial
Human Machine I/F
Video Surveillance
Data Center / Storage
Wireless Backhaul Hetnet / Small Cell
Communications

Silicon Image
LATTICE
Silicon Image
LATTICE
Silicon Image

LATTICE SEMICONDUCTOR

Higher Lifetime Revenues

FPGA
Capitalize on innovator / early
adopter revenue opportunities
ASSP
Capitalize on mainstream
revenue opportunities
Combined Products
Capture revenue from a greater
portion of the product lifecycle
+ =
Product Life Cycle
FPGA
REVENUE
LIFETIME
REVENUE
ASSP
REVENUE
Innovation
3-6 Months
Maturity Early Adopters
6-24 Months
Mainstream
24+ Months
Winning early… …Defending longer
Combined Company

Market Diversification

Consumer Industrial Communications Licensing
$650
21%
5%
74%
24%
42%
34%
$-
50%
25%
16%
8%
Note: Financials reflect LTM figures through Q3 2014. Other revenue comprises licensing and services revenue.

acer
ASUS
Canon
HITACHI
intel
LG Electronics
oppo
PHILIPS
QUALCOMM
SHARP
TOSHIBA

BOSE
DENON
htc
lenovo
MOTOROLA
Panasonic
Pioneer
SAMSUNG
SONY
mi

Alcatel·Lucent
CISCO
ERICSSON
HUAWEI
NOKIA
ZTE中兴

amazon.com
BOSCH
DELL
facebook
GE
Google
hp
Microsoft
MITSUBISHI
NEC

LATTICE SEMICONDUCTOR

Consumer Customer Base Diversification 12 Industrial / Computing Communications

Economies of Scale Drives Meaningful Synergies

Sales & Marketing Research & Development
General & Administrative Supply Chain
Improved visibility into customer requirements
Increased relevance to customers and distribution
partners
Organizational synergies
Vastly enhanced IP portfolio design reuse
Centers of excellence for technology development
Organizational synergies
Best of breed leadership team
Best of breed business processes
Organizational synergies
Reduced wafer cost due to higher volumes
Reduced assembly / test costs
Organizational synergies
$32M+ of Synergies

Attractive Financials

Combined company's long-term model targets:
Market plus top-line growth
Non-GAAP gross margin of 56% - 60%
Non-GAAP operating margin of 20% plus
Lattice expects at least $32 million in synergies achievable within one year of transaction close

Q&A 15